EXHIBIT 5.1


                       [Letterhead of Proskauer Rose LLP]

                                 June 30, 2005]


Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901

Dear Sirs:

We are acting as counsel to Celgene Corporation, a Delaware corporation ("Celgene"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by Celgene under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to 6,000,000 shares of common stock, par value $.01 per share, of Celgene (the "Common Stock") that may be issued pursuant to Celgene's 1998 Stock Incentive Plan (the "1998 Plan") and 250,000 shares of Common Stock that may be issued pursuant to the Celgene Corporation 1995 Non-Employee Directors' Incentive Plan (the "Directors Incentive Plan" and, together with the 1998 Plan, the "Plans"). The shares of Common Stock issuable under the Plans are collectively referred to as the "Shares."

We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plans. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of Celgene, and have made such investigation of law, and have discussed with representatives of Celgene and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized, and are or will be validly issued, fully paid and non-assessable upon issuance of the Shares in accordance with the Plans and upon the exercise of the options issued pursuant to the Plans, as the case may be.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  Very truly yours,



                                                  /s/ Proskauer Rose LLP
                                                  ----------------------
                                                  Proskauer Rose LLP